SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2011

Dragon Beverage, Inc.
(Exact name of registrant as specified in its charter)

NV	333-165863	26-4018362
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1945 Judwick Dr , Columbus, Ohio	43229
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 614-506-5592

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3- SECURITIES AND TRADING MARKETS

ITEM 3.03 Material Modification of Rights of Security Holders

Our board of directors and majority shareholder approved a forward split of 12.5 to one in which each shareholder will be issued 12.5 common shares in exchange for each one common share of their currently issued common stock.

A record date of March 28, 2010 was established in order to provide FINRA ten days notice pursuant to Rule 10b-17 of the Securities and Exchange Act of 1934, as amended. Prior to approval of the forward split we had a total of 8,000,000 issued and outstanding shares of common stock, par value $0.001. On the effective date of the forward split, we will have a total of 100,000,000 issued and outstanding shares of common stock, par value $0.001. New stock certificates will be issued upon surrender of the shareholders’ old certificates.

A copy of the Certificate of Change that was filed with the Nevada Secretary of State on March 15, 2011 is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

In connection with the forward split, we have the following new CUSIP number: 261432 306. We have submitted the required information to FINRA and expect approval in the coming weeks. Once effective, we expect that our common stock will be quoted under the symbol “DRGBD” for a period of 20 trading days. After 20 trading days, our commons stock will resume trading under the symbol “DRGB.”

SECTION 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws

Our board of directors and majority shareholder approved an amendment to our articles of incorporation for the purpose of increasing our authorized common stock from 90,000,000 shares to 190,000,000 shares. Our authorized shares of preferred stock were not affected in this corporate action.

A copy of the Certificate of Amendment to the Articles of Incorporation that was filed with the Nevada Secretary of State on March 15, 2011 is attached hereto as Exhibit 3.2.

ITEM 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Change filed on March 15, 2011
3.2	Certificate of Amendment to Articles of Incorporation filed March 15, 2011

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dragon Beverage, Inc.

/s/ Igor Svishevskiy

Igor Svishevskiy

Chief Executive Officer

Date: March 15, 2011